                                                                      EXHIBIT 99

NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------


                  LIGHTNING ROD REPORTS FOURTH QUARTER RESULTS

      NEAR TERM CHALLENGES CONTINUE IN FACE OF DIFFICULT MARKET CONDITIONS


MINNEAPOLIS--APRIL 2--Lightning Rod Software, Inc. (Nasdaq: LROD), a developer of real-time customer interaction solutions for e-businesses, today reported its fourth quarter results for fiscal 2000.

Revenues for the fourth quarter ended December 31, 2000, were $51,000, a 78% decrease compared to revenues of $236,000 in the fourth quarter of 1999. Net loss in the fourth quarter was $2,066,000, a 31% increase over the net loss of $1,575,000 in the fourth quarter of 1999. For the full fiscal year, revenues were $690,000, a decrease of 67% compared to $2,095,000 for the prior fiscal year. Net loss for the fiscal year was $7,564,000, an increase of 58% from the net loss of $4,780,000 in the prior year. Loss per share for the fiscal year ended December 31, 2000 was $3.20, compared to a loss per share of $9.64 for the prior fiscal year.

"Given the state of the economy and given our own announcements in the fourth quarter regarding our strategic alternatives initiative and our staff reductions, it was virtually impossible to generate any significant revenues in the fourth quarter," stated Willem Ellis, Chief Executive Officer. "Notwithstanding this extremely difficult environment, which we expect to continue in the foreseeable future, we were able to enter into a recently announced licensing and consulting arrangement with Dialogic Corporation, an Intel Company. While both the near and long term potentials of this transaction are uncertain at this time, we believe that the opportunity, given time, could be quite significant. However, in the meantime we continue to face substantial challenges as we attempt to address our near term liquidity issues."

At December 31, 2000, the Company had cash reserves totaling $2,414,000 and secured debt obligations of $1,350,000 maturing June 1, 2001. The Company has been unable to restructure this debt obligation. Moreover, to avoid a potential dispute with its secured lenders, the Company has agreed to accelerate the payment of the secured debt by making $450,000 principal payments on April 1 and May 1 and then paying the balance on June 1 as currently scheduled. The Company also agreed to certain accelerated remedy rights in the event of a default on any of these payments.
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The Company's most significant current source of cash is a $100,000 per month payment from Dialogic Corporation for consulting services, which services could be cancelled at any time on 30 days notice. The Company's near term cash position could be significantly enhanced if Dialogic exercises its option on or before August 1, 2001 to convert its existing license to a fully paid up license by paying an additional $2,000,000 license fee. There is no assurance that Dialogic will continue the consulting services contract or exercise the option. Unless the Company can generate significant additional revenues and/or raise additional capital and/or otherwise restructure its business more substantially, it may not have sufficient resources to maintain active business operations through August 1, 2001. Furthermore, its ability to maintain active business operations beyond August 1 will depend to a significant degree on whether or not Dialogic exercises the option for a fully paid up license on or before that date.

"We are faced with a significant challenge, but we also have a significant opportunity with Dialogic," concluded Ellis. "Successfully exploiting this and other potential opportunities over the next few months will be critical for our business."


About Lightning Rod Software
----------------------------

Lightning Rod Software (www.lightrodsoft.com), based in Minneapolis, Minnesota, is a developer of multi-channel, real-time customer sales and loyalty solutions for e-businesses such as e-tail site www.estyle.com and online trading site www.stockwalk.com. In addition to these markets, the company provides customer interaction and online loyalty solutions for online financial services, e-service bureaus, online entertainment and other industries. Its customers also include Invacare Supply Group, Gage Marketing Group, and State Capital Credit Union. Lightning Rod is a Microsoft Certified Solutions Provider (MSFT) (www.microsoft.com), Dialogic Strategic Partner (www.intel.com), and member of the CT Media Value Network.



Forward-Looking Statements
--------------------------

This news release contains forward-looking statements based on management's current expectations, beliefs, estimates, assumptions, and projections. For purposes of the Private Securities Reform Act of 1995, all such statements about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures, and financial results are forward-looking statements. Words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions may identify some of the forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of risks, uncertainties, and other factors, many of which are outside of Lightning Rod Software's control, that could cause actual results and the timing of certain events to differ materially from such statements. For a more detailed description of the factors that could cause such differences, please see Lightning Rod Software's filings with the Security and Exchange Commission. Lightning Rod Software disclaims any intention or obligation to update or revise any forward-looking statements whether the result of new information, future events, or otherwise.
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                                       ###

                                     CONTACT

Lightning Rod Software, Jeffrey Skie, chief financial officer, (952) 837-4051, jeff.skie@lightrodsoft.com.
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                             LIGHTNING ROD SOFTWARE
                                Income Statement
           Three Month and Fiscal Year Ended December 31, 2000 & 1999

                                 -------------------------------   -------------------------------
                                 3 Month Period   3 Month Period    Fiscal Year      Fiscal Year
                                 Ended 12/31/00   Ended 12/31/99   Ended 12/31/00   Ended 12/31/99
                                 --------------   --------------   --------------   --------------
REVENUES
License                            $      --        $    84,481      $   371,054      $ 1,244,200
Services and other                      50,715          151,393          319,111          850,901

                                   -----------      -----------      -----------      -----------
Total Revenues                     $    50,715      $   235,874      $   690,165      $ 2,095,101

COST OF REVENUES
License                            $     7,500      $    54,273      $    18,755      $   271,837
Services and other                     214,498          227,628        1,046,368          984,604

                                   -----------      -----------      -----------      -----------
Total Cost of Revenues             $   221,998      $   281,901      $ 1,065,123      $ 1,256,441

GROSS PROFIT                       $  (171,283)     $   (46,027)     $  (374,958)     $   838,660

OPERATING EXPENSES
Sales and marketing expenses       $   763,959      $   577,622      $ 2,568,474      $ 1,986,553
Research and development               576,045          352,915        2,251,811        1,088,089
General and administrative             573,446          541,489        2,343,751        1,914,565

                                   -----------      -----------      -----------      -----------
Total Operating Expenses           $ 1,913,450      $ 1,472,026      $ 7,164,036      $ 4,989,207

                                   -----------      -----------      -----------      -----------
Loss From Operations               $(2,084,733)     $(1,518,053)     $(7,538,994)     $(4,150,547)

Interest income / (expense)        $    19,026      $   (57,358)     $   (25,372)     $  (629,302)

                                   -----------      -----------      -----------      -----------
Loss before Income Taxes           $(2,065,707)     $(1,575,411)     $(7,564,366)     $(4,779,849)

Income taxes                              --               --               --               --

                                   -----------      -----------      -----------      -----------
Net Loss                           $(2,065,707)     $(1,575,411)     $(7,564,366)     $(4,779,849)
                                   ===========      ===========      ===========      ===========

Earnings Per Share
Net loss per common share
                                   -----------      -----------      -----------      -----------
   basic and fully diluted         $     (0.63)     $     (2.81)     $     (3.20)     $     (9.64)
                                   ===========      ===========      ===========      ===========
Weighted average common shares       3,286,882          560,696        2,367,231          495,585

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                             LIGHTNING ROD SOFTWARE
                                 Balance Sheets
                 As of December 31, 2000 and December 31, 1999

                                                                   12/31/00          12/31/99
                                                                 ------------      ------------
ASSETS

Current Assets
--------------
Cash and cash equivalents                                        $  2,413,746      $    121,383
Accounts receivable (net)                                              21,014           183,643
Prepaid expenses                                                      171,524           103,001

                                                                 ------------      ------------
Total Current Assets                                                2,606,284           408,027

Property and equipment (net)                                          436,097           344,393

                                                                 ------------      ------------
Total Assets                                                     $  3,042,381      $    752,420
                                                                 ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)

Current Liabilities
-------------------
Accounts payable and accrued expenses                            $    423,257      $  2,379,457
Due to related parties                                                745,200            66,307
Deferred revenue                                                       34,863            90,791
Notes payable                                                       1,350,000         4,165,980

                                                                 ------------      ------------
Total Current Liabilities                                        $  2,553,320      $  6,702,535

Redeemable common stock                                          $       --        $    500,000

Shareholders' Equity / (Deficit)
--------------------------------
Common stock at par (10,000,000 shares authorized,
   3,286,882 and 557,675 outstanding at December 31, 2000
   and December 31, 1999, respectively)                          $     32,869      $      5,577
Additional paid-in capital                                         21,128,074         6,678,511
Unearned compensation                                                    --             (26,687)
Accumulated deficit                                               (20,671,882)      (13,107,516)

                                                                 ------------      ------------
Total Shareholders' Equity / (Deficit)                           $    489,061      $ (6,450,115)

                                                                 ------------      ------------
Total Liabilities and Shareholders' Equity / (Deficit)           $  3,042,381      $    752,420
                                                                 ============      ============
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